Exhibit 5.1

October 20, 2023

Scilex Holding Company

960 San Antonio Road

Palo Alto, California 94303

Re:	Scilex Holding Company Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Scilex Holding Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to (a) the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants issued by the Company, and (b) the resale of shares of Common Stock issued by the Company and held by certain securityholders of the Company, as follows:

(i)

the issuance of up to 13,000,000 shares (the “Penny Warrant Shares”) of Common Stock upon the exercise of outstanding warrants to purchase Common Stock, having an exercise price of $0.01 per share (the “Penny Warrants”); and

(ii)

the resale of up to 13,474,683 shares of Common Stock (collectively, the “Resale Shares”), consisting of (a) 474,683 shares of Common Stock, of which 161,392 shares of Common Stock are held by Cove Lane Onshore Fund, LLC (“Cove Lane”) and 313,291 shares of Common Stock are held by HBC Investments LLC (“HBC”), in each case issued on September 25, 2023, pursuant to that certain Settlement Agreement, dated as of September 15, 2023 (the “Settlement Agreement”), by and among the Company, Cove Lane, HBC and Hudson Bay Capital Management LP, and (b) up to 13,000,000 Penny Warrant Shares held by Oramed Pharmaceuticals Inc. (“Oramed”), that are issuable to Oramed pursuant to the terms of the Penny Warrants that were issued to Oramed pursuant to that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “Securities Purchase Agreement”), between the Company and Oramed.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, each as currently in effect, the Settlement Agreement, the Securities Purchase Agreement, the Penny Warrants, a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of October 20, 2023 (the “Good Standing Certificate”), and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity,

Scilex Holding Company

October 20, 2023

competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that each of the Settlement Agreement and the Securities Purchase Agreement and each Penny Warrant is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the delivery of any of the Penny Warrant Shares, the Registration Statement will have been declared effective under the Securities Act; and (x) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With respect to the Penny Warrants and the Penny Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Penny Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Penny Warrants, may cause the Penny Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Penny Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Penny Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Penny Warrants and the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. The Resale Shares (other than the Penny Warrant Shares held by Oramed) have been duly authorized and are validly issued, fully paid and nonassessable.

With regard to opinion paragraph 2: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Penny Warrants, that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Resale Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Penny Warrants.

Scilex Holding Company

October 20, 2023

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP